Nature's Sunshine Reports Strong First Quarter 2024 Results

LEHI, Utah – May 7, 2024 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company offering high-quality herbal and nutritional products, reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Summary vs. Same Year-Ago Quarter

•Net sales were up 2% to $111.0 million compared to $108.6 million (up 4% in constant currency).
•Gross margin increased 33 basis points to 71.2% compared to 70.8%.
•GAAP net income attributable to common shareholders up significantly to $2.3 million, or $0.12 per diluted common share, compared to $0.9 million, or $0.04 per diluted common share.
•Adjusted EBITDA up slightly to $9.2 million compared to $9.1 million.

Management Commentary

“In the first quarter, our omni-channel approach and high-quality products combined to drive momentum in our business,” said Nature's Sunshine CEO Terrence Moorehead. “Specifically, we saw digital sales surge 33% with a 34% increase in new customers, helping our North American business unit grow 5% for the quarter. What’s more, the successful launch of our new Power Line products helped drive improved performance in our European business that further reinforced our positive momentum.

“These results were somewhat offset by slower sales in Asia/Pacific, which were up 5% in local currency, as the weak economic environment in China finally caught up with our positive sales momentum. Overall, our business continued to outpace the market as we delivered 4% revenue growth in local currency.

“On the cost side of the equation, inflationary pressures and volatile foreign exchange rates have negatively impacted ingredient costs, placing additional pressure on our gross margin expansion efforts in the quarter, but we remain committed to deliver our $10 million cost of goods savings goal. We are also still firmly on our path to driving sustainable profit growth by expanding our ability to attract and retain customers.”

First Quarter 2024 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$46,220	$46,345	(0.3)%	$(2,514)	5.2%
Europe	22,296	21,405	4.2	493	1.9
North America	36,525	34,648	5.4	9	5.4
Latin America and Other	5,952	6,236	(4.6)	214	(8.0)
	$110,993	$108,634	2.2%	$(1,798)	3.8%

Net sales in the first quarter increased 2% to $111.0 million compared to $108.6 million in the same year-ago quarter. Excluding the impact from foreign exchange rates, net sales in the first quarter of 2024 increased 3.8% compared to the year-ago quarter.

Gross profit margin in the first quarter increased 33 basis points to 71.2% compared to 70.8% in the year-ago quarter. The increase was driven by improvements in market mix, price increases in various markets, and contribution margin improvement initiatives, partially offset by increases related to inflation and unfavorable foreign currency exchange.

Volume incentives as a percentage of net sales were 30.2% compared to 30.5% in the year-ago quarter. The decrease was primarily due to changes in market mix.

Selling, general and administrative expenses ("SG&A") in the first quarter were $40.8 million compared to $43.6 million in the year‐ago quarter. The decrease was driven primarily by a non-recurring loss in Japan in the prior year, partially offset by investments to drive digital growth. As a percentage of net sales, SG&A expenses were 36.7% for the first quarter of 2024 compared to 40.2% in the year-ago quarter.

Operating income in the first quarter increased to $4.6 million, or 4.2% of net sales, compared to $0.2 million, or 0.2% of net sales, in the year-ago quarter.

Other income, net, in the first quarter of 2024 was $31,000 compared to $1.5 million in the first quarter of 2023. Other income, net, primarily consists of foreign exchange gains as a result of net changes in foreign currencies. The provision for income taxes was $2.2 million in the first quarter of 2024 compared to $0.4 million for the year-ago quarter.

GAAP net income attributable to common shareholders increased to $2.3 million, or $0.12 per diluted common share, compared to $0.9 million, or $0.04 per diluted common share, in the first quarter of 2023.

Adjusted EBITDA in the first quarter increased slightly to $9.2 million compared to $9.1 million in the prior year quarter. The increase was driven primarily by the aforementioned increase in operating income. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization, and other income (loss) adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $2.2 million for the three months ended March 31, 2024, compared to $9.3 million in the prior year period. Capital expenditures during the three months ended March 31, 2024 totaled $3.7 million compared to $2.3 million in the comparable period of 2023. During the three months ended March 31, 2024, the Company repurchased 105,000 shares at a total cost of $1.8 million or $17.61 per share. As of March 31, 2024, the Company had cash and cash equivalents of $77.8 million and $2.1 million of debt.

Outlook

The Company continues to expect full year 2024 net sales to range between $455 - $480 million and adjusted EBITDA to range between $42 - $48 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter of 2024 results.

Date: Tuesday, May 7, 2024
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-888-886-7786
International dial-in number: 1-416-764-8658

Conference ID: 92920252

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the Events section of the Nature’s Sunshine website here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through Tuesday, May 21, 2024.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 92920252

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, strategies and financial results, including expected improvements in gross profit and gross margin. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;

•potential for increased liability and compliance costs relating to the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•failure to maintain an effective system of internal controls over financial reporting;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income to adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to non-GAAP net income and non-GAAP adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

With respect to our adjusted EBITDA outlook for the full year 2024, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Investor Relations:

Gateway Group, Inc.
Cody Slach
1-949-574-3860
NATR@gateway-grp.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$110,993	$108,634
Cost of sales	32,015	31,692
Gross profit	78,978	76,942

Operating expenses:
Volume incentives	33,570	33,128
Selling, general and administrative	40,784	43,642
Operating income	4,624	172
Other Income, net	31	1,514
Income before provision for income taxes	4,655	1,686
Provision for income taxes	2,165	433
Net income	2,490	1,253
Net income attributable to noncontrolling interests	169	393
Net income attributable to common shareholders	$2,321	$860

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.12	$0.05

Diluted earnings per share attributable to common shareholders	$0.12	$0.04

Weighted average basic common shares outstanding	18,828	19,061
Weighted average diluted common shares outstanding	19,224	19,433

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$77,773	$82,373
Accounts receivable, net of allowance for doubtful accounts of $138 and $142, respectively	9,694	8,827
Inventories	62,653	66,895
Prepaid expenses and other	10,036	7,722
Total current assets	160,156	165,817

Property, plant and equipment, net	45,271	45,000
Operating lease right-of-use assets	15,966	13,361
Investment securities - trading	802	747
Deferred income tax assets	15,278	15,064
Other assets	9,794	9,784
Total assets	$247,267	$249,773

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,029	$7,910
Accrued volume incentives and service fees	22,446	22,922
Accrued liabilities	23,257	33,162
Deferred revenue	1,877	1,794
Income taxes payable	7,208	6,418
Current portion of operating lease liabilities	5,064	4,547
Total current liabilities	68,881	76,753

Liability related to unrecognized tax benefits	624	312
Long-term portion of operating lease liabilities	12,648	10,376
Long-term note payable and revolving credit facility	2,107	—
Deferred compensation payable	802	747
Deferred income tax liabilities	1,515	1,401
Other liabilities	983	644
Total liabilities	87,560	90,233

Shareholders’ equity:
Common stock, no par value, $50,000 shares authorized, $18,786 and $18,875 shares issued and outstanding, respectively	119,063	119,694
Retained earnings	52,032	49,711
Noncontrolling interest	5,651	5,482
Accumulated other comprehensive loss	(17,039)	(15,347)
Total shareholders’ equity	159,707	159,540
Total liabilities and shareholders’ equity	$247,267	$249,773

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,490	$1,253
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	—	4
Depreciation and amortization	3,160	2,805
Non-cash lease expense	1,197	932
Share-based compensation expense	1,369	1,058
Loss on sale of property, plant and equipment	—	71
Deferred income taxes	(157)	(631)
Purchase of trading investment securities	(14)	—
Proceeds from sale of trading investment securities	21	31
Realized and unrealized gains on investments	(62)	(47)
Foreign exchange losses (gains)	20	(1,477)
Changes in assets and liabilities:
Accounts receivable	(1,136)	3,649
Inventories	3,389	457
Prepaid expenses and other current assets	(2,415)	(3,266)
Other assets	(409)	(11)
Accounts payable	1,099	2,391
Accrued volume incentives and service fees	(101)	781
Accrued liabilities	(6,802)	2,759
Deferred revenue	108	(1,142)
Lease liabilities	(1,002)	(900)
Income taxes payable	965	586
Liability related to unrecognized tax benefits	415	6
Deferred compensation payable	55	16
Net cash provided by operating activities	2,190	9,325
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,689)	(2,325)
Net cash used in investing activities	(3,689)	(2,325)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	—	(318)
Proceeds from revolving credit facility	4,808	433
Principal payments of revolving credit facility	(2,701)	(283)
Payments related to tax withholding for net-share settled equity awards	(152)	(165)
Repurchase of common stock	(1,848)	(823)
Net cash provided by (used in) financing activities	107	(1,156)
Effect of exchange rates on cash and cash equivalents	(3,208)	(156)
Net increase (decrease) in cash and cash equivalents	(4,600)	5,688
Cash and cash equivalents at the beginning of the period	82,373	60,032
Cash and cash equivalents at the end of the period	$77,773	$65,720
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$1,383	$1,991
Cash paid for interest	12	25

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$2,490	$1,253
Adjustments:
Depreciation and amortization	3,160	2,805
Share-based compensation expense	1,369	1,058
Other income, net*	(31)	(1,514)
Provision for income taxes	2,165	433
Other adjustments (1)	—	5,098
Adjusted EBITDA	$9,153	$9,133

(1) Other adjustments
Charge related to Japan loss	—	5,847
VAT refunds	—	(749)
Total adjustments	$—	$5,098

* Other loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$2,490	$1,253
Adjustments:
Charge related to Japan loss	—	5,847
VAT Refund	—	(749)
Tax impact of adjustments	—	(1,462)
Total adjustments	—	3,636
Non-GAAP net income	$2,490	$4,889

Reported income attributable to common shareholders	$2,321	$860
Total adjustments	—	3,636
Non-GAAP net income attributable to common shareholders	$2,321	$4,496

Basic income per share, as reported	$0.12	$0.05
Total adjustments, net of tax	—	0.19
Basic income per share, as adjusted	$0.12	$0.24

Diluted income per share, as reported	$0.12	$0.04
Total adjustments, net of tax	—	0.19
Diluted income per share, as adjusted	$0.12	$0.23